As filed with the Securities and Exchange Commission on October 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRIEDMAN INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	74-1504405
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

1121 Judson Road Suite 124 Longview, Texas (Address of Principal Executive Offices)	75601 (Zip Code)

FRIEDMAN INDUSTRIES, INCORPORATED 2025 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Alex LaRue

Chief Financial Officer – Secretary and Treasurer

Friedman Industries, Incorporated

1121 Judson Road Suite 124

Longview, Texas 75601

Telephone: (903) 758-3431

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian P. Fenske

Norton Rose Fulbright US LLP

1550 Lamar, Suite 2000

Houston, Texas 77010

Telephone: (713) 651-5151

Facsimile: (713) 651-5246

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On September 18, 2025, at the 2025 Annual Meeting of Stockholders of Friedman Industries, Incorporated (the “Company”), the Company’s stockholders approved the Friedman Industries, Incorporated 2025 Long-Term Incentive Plan (the “Plan”).

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Company to register 550,000 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), which may be issued under the Plan.

PART I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         Incorporation of Documents by Reference

The following documents, which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the Commission on June 12, 2025.

(b)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the Commission on August 7, 2025.

(c)	the Company’s Current Reports on Form 8-K filed with the Commission on May 9, 2025, June 12, 2025, June 24, 2025 July 14, 2025, August 7, 2025, September 3, 2025, and September 23, 2025.

(d)

The description of the Company’s Common Stock, $1.00 par value, contained in the Company’s registration statement on Form 8-A filed with Commission on April 7, 2025, including any amendment and report subsequently filed for the purpose of updating such description.

ITEM 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation of the Company, as amended (incorporated by reference from Exhibit 3.1 to the Company’s Form S-8 filed on December 21, 2016).

4.2

Articles of Amendment to the Articles of Incorporation of the Company, as filed with the Texas Secretary of State on September 22, 1987 (incorporated by reference from Exhibit 3.1 to the Company’s Form S-8 filed on December 21, 2016).

4.3	Amended and Restated Bylaws of the Company, as amended on November 8, 2021 (incorporated by reference from Exhibit 3.3 to the Company’s Form 10-Q filed on November 19, 2021).

5.1*	Opinion of Norton Rose Fulbright US LLP regarding legality of securities being registered.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included as part of signature page to this Registration Statement).

99.1

Friedman Industries, Incorporated 2025 Long-Term Incentive Plan, approved by the stockholders on September 18, 2025 (Incorporated by reference to Appendix D to the Schedule 14A Definitive Proxy Statement of Friedman Industries, Incorporated filed with the SEC on July 28, 2025, File No. 001-07521).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, Friedman Industries, Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 7, 2025.

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Alex LaRue
Alex LaRue
Chief Financial Officer – Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael J. Taylor and Alex LaRue, and each of them, singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting until each said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/Michael J. Taylor	President, Chief Executive Officer and Chairman	October 7, 2025
Michael J. Taylor	(Principal Executive Officer)

/s/ Alex LaRue	Chief Financial Officer - Secretary and Treasurer	October 7, 2025
Alex LaRue	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Hanson	Director	October 7, 2025
Michael Hanson

/s/ Sandy Scott	Director	October 7, 2025
Sandy Scott

/s/ Tim Stevenson	Director	October 7, 2025
Tim Stevenson

/s/ Max Reichenthal	Director	October 7, 2025
Max Reichenthal

/s/ Sharon Taylor	Director	October 7, 2025
Sharon Taylor

/s/ Joe L. Williams	Director	October 7, 2025
Joe L. Williams